CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 52 to File No. 033-84762; Amendment No. 55 to File No. 811-08648) of WT Mutual Fund of our reports dated August 25, 2011 and August 29, 2011, included in the 2011 Annual Reports to shareholders.

                                               /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
October 28, 2011